Exhibit 99.3

March 20, 2016

The Board of Directors

Starwood Hotels & Resorts Worldwide, Inc.

One StarPoint

Stamford, CT 06902

Dear Members of the Board:

We understand that Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (“Starwood”), Marriott International Inc., a Delaware corporation (“Marriott”), Solar Merger Sub 1, Inc., a Maryland corporation and wholly owned subsidiary of Starwood (“Holdco”), Solar Merger Sub 2, a Maryland corporation and wholly owned subsidiary of Holdco (“Starwood Merger Sub”), Mars Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Marriott (“Marriott Corporate Merger Sub”), and Mars Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Marriott (“Marriott LLC Merger Sub”), propose to enter into an Amendment Number 1 (the “Amendment”) to the Agreement and Plan of Merger, dated as of November 15, 2015 (the “Original Agreement” and the Original Agreement, as amended by the Amendment, the “Agreement”), pursuant to which Marriott will acquire Starwood. Pursuant to the Agreement, (a) at 11:58 p.m., New York City time, on the Closing Date (as defined in the Agreement), Starwood Merger Sub will be merged with and into Starwood (the “Starwood Merger”) and, as of the effective time of the Starwood Merger, each outstanding share of common stock, par value $0.01 per share, of Starwood (“Starwood Common Stock”), other than any Starwood Equity Awards (as defined in the Agreement) to be treated in accordance with Section 2.1(d) of the Agreement, will be converted into the right to receive one share of common stock, par value $0.01 per share, of Holdco (“Holdco Common Stock”), and Starwood will survive the Starwood Merger as a wholly owned subsidiary of Holdco, (b) at 11:59 p.m., New York City time, on the Closing Date, Starwood, as the surviving corporation in the Starwood Merger, will be converted from a Maryland corporation into a Maryland limited liability company (“Starwood LLC” and such conversion, the “Starwood LLC Conversion”), (c) at 12:01 a.m., New York City time, on the day immediately following the Closing Date, Marriott Corporate Merger Sub will be merged with and into Holdco (the “Initial Holdco Merger”) and, as of the effective time of the Initial Holdco Merger, each outstanding share of Holdco Common Stock (which will include any rights to receive shares of Holdco Common Stock as a result of the Starwood Merger), other than (i) any shares of Holdco Common Stock held in the treasury of Holdco or held by any of its wholly owned subsidiaries and (ii) any Holdco Equity Awards (as defined in the Agreement) to be treated in accordance with Section 2.1(d) of the Agreement (the holders of shares of Starwood Common Stock to be converted into the right to receive the shares of Holdco Common Stock described by the preceding clause (i) and the holders of Starwood Equity Awards to be converted into the right to receive the Holdco Equity Awards described by the preceding clause (ii), in each case in connection with the Starwood Merger, collectively, “Excluded Holders”), will be converted into the right to receive $21.00 in cash (the “Cash Consideration”) and 0.80 of a share of Class A Common Stock, par value $0.01 per share, of Marriott (“Marriott Common Stock”) (such number of shares so issuable, the “Stock Consideration” and, together with the Cash Consideration, the “Consideration”), with Holdco surviving the Initial Holdco Merger as a wholly owned subsidiary of Marriott, and (d) at 12:02 a.m., New York City time, on the day immediately following the Closing Date, Holdco, as the surviving corporation in the

The Board of Directors

Starwood Hotels & Resorts Worldwide, Inc.

March 20, 2016

Initial Holdco Merger, will be merged with and into Marriott LLC Merger Sub (the “Final Holdco Merger” and, together with the Starwood Merger, the Starwood LLC Conversion and the Initial Holdco Merger, collectively, the “Transaction”), with Marriott LLC Merger Sub surviving the Final Holdco Merger as a wholly owned subsidiary of Marriott and the parent entity of Starwood LLC. The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Starwood Common Stock (other than Excluded Holders), of the Consideration to be paid to such holders in the Transaction pursuant to the Agreement.

In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions of the Original Agreement and a draft, dated March 20, 2016, of the Amendment;

(ii)	Reviewed certain publicly available historical business and financial information relating to Starwood and Marriott;

(iii)	Reviewed various financial forecasts and other data provided to us by Starwood relating to the business of Starwood (including financial forecasts relating to the business of Starwood under a “base case” scenario and under a “conservative case” scenario), reviewed various financial forecasts and other data provided to us by Marriott relating to the business of Marriott and adjustments thereto and extrapolations therefrom as provided to us by Starwood (including financial forecasts relating to the business of Marriott under a “base case” scenario and under a “conservative case” scenario), and reviewed the projected synergies and other benefits, including the amount and timing thereof, anticipated by the managements of Starwood and Marriott to be realized from the Transaction;

(iv)	Held discussions with members of the senior managements of Starwood and Marriott with respect to the business and prospects of Starwood and Marriott, respectively, and held discussions with members of the senior managements of Starwood and Marriott with respect to the projected synergies and other benefits anticipated by the managements of Starwood and Marriott to be realized from the Transaction;

(v)	Reviewed public information with respect to certain other companies in lines of business we believe to be relevant in certain respects in evaluating the businesses of Starwood and Marriott, respectively;

(vi)	Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of Starwood;

(vii)	Reviewed historical stock prices and trading volumes of Starwood Common Stock and Marriott Common Stock;

The Board of Directors

Starwood Hotels & Resorts Worldwide, Inc.

March 20, 2016

(viii)	Reviewed the potential pro forma financial impact of the Transaction on Marriott based on the financial forecasts referred to above relating to Starwood and Marriott; and

(ix)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Starwood or Marriott or concerning the solvency or fair value of Starwood or Marriott, and we have not been furnished with any such valuation or appraisal. At the direction of Starwood, for purposes of our analysis of Starwood, we have used the financial forecasts provided to us by Starwood under the “conservative case” scenario and for purposes of our analysis of Marriott, we have used the financial forecasts provided by Marriott as adjusted and extrapolated by Starwood under the “conservative case” scenario. With respect to the financial forecasts utilized in our analyses, including those related to projected synergies and other benefits anticipated by the managements of Starwood and Marriott to be realized from the Transaction, we have assumed, with the consent of Starwood, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Starwood and Marriott, respectively, and such synergies and other benefits. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the prices at which shares of Starwood Common Stock or Marriott Common Stock may trade at any time subsequent to the announcement of the Transaction. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Starwood might engage or the merits of the underlying decision by Starwood to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of Starwood, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions, including that the Spin-Off (as defined in the Agreement) will be consummated prior to the closing of the Transaction. We further have assumed, with the consent of Starwood, that the Spin-Off will be consummated on the terms set forth in the Venus Separation Agreement and the Venus Merger Agreement (in each case, as defined in the Agreement), without any waiver or modification of any material terms or conditions thereof or, if the Venus-ILG Transaction (as defined in the Agreement) is not consummated, that the terms of the Spin-Off will not differ from the terms of the Venus-ILG Transaction in any respect material to our analysis. Representatives of Starwood have advised us, and we have assumed, that the Amendment, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of Starwood, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on Starwood, Marriott or the

The Board of Directors

Starwood Hotels & Resorts Worldwide, Inc.

March 20, 2016

Transaction. We further have assumed, with the consent of Starwood, that the Transaction will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Starwood obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction or as to any terms or aspects of the Venus-ILG Transaction or the Spin-Off. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to Starwood in connection with the Transaction and will receive a fee for such services, a portion of which was payable upon the rendering of our opinion dated November 15, 2015, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. We in the past have provided certain investment banking services to Starwood, for which we have received compensation, including, during the past two years, having provided advisory services for which we were paid certain quarterly fees. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of Starwood, Marriott and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Starwood, Marriott and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of Starwood (in its capacity as such) and our opinion is rendered to the Board of Directors of Starwood in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Starwood Common Stock (other than Excluded Holders) in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

LAZARD FRERES & CO. LLC

By	/s/ Matthew J. Lustig
Matthew J. Lustig
Managing Director